BATCHER, ZARCONE & BAKER, LLP
                                                        ATTORNEYS AT LAW


                                KAREN A. BATCHER
                              kbatcher@bzblaw.com
                                 _____________

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                               December 21, 2006

Mr. James H. Donahue, President
Acadia Resources, Inc.
875 Mount Royal Drive
Kelowna, British Columbia
Canada,  V1Y 8R4

Re:   Legal Opinion Pursuant to SEC Form SB-2
      Registration Statement - Acadia Resources, Inc.

Dear Mr. Donahue:

At your request, we are rendering this opinion in connection with a proposed sale by 29 individual shareholders (the "Selling Shareholders"), of Acadia Resources, Inc. (the "Company") of up to 2,850,000 shares of common stock, $.001 par value (the "Common Stock"). The Selling Shareholders are identified in the Registration Statement on Form SB-2.

I have examined instruments, documents and records, which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. I have done so in light of Nevada law, including without limitation, the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws. In such examination, I have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures;
(b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

        Pursuant to {section}228.601 (Item 601) of Regulation S-B, I make the following opinion on the legality of the securities being registered. Based on such examination and the applicable laws of the State of Nevada, I am of the opinion that 2,850,000 shares of Common Stock to be sold by the Selling Shareholders are duly authorized shares of Common Stock which have been legally
issued, fully paid and non-assessable.   I am also of the opinion that the
Shares, when sold after the effectiveness of the Registration Statement, will be validly issued, fully paid and non-assessable.

						Regards,

						BATCHER ZARCONE & BAKER, LLP

                                                /s/ Karen A. Batcher, Esq.
                                                --------------------------
						Karen A. Batcher, Esq.